UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
As previously announced on November 1, 2023 by Trimble Inc. (“Trimble” or the “Company”) Phillip Sawarynski, who currently serves as the Company’s Vice President of Corporate Development, Treasurer, and Managing Director and Co-Lead at Trimble Ventures, will become its new Chief Financial Officer effective at the end of May 2024.
In connection with his appointment, Mr. Sawarynski will receive an annual base salary of $450,000; will be eligible to participate in Trimble’s Management Incentive Plan, with an annual target bonus at 80% of base salary; and will receive $1,000,000 in restricted stock units as a promotional grant and in recognition of his transitional efforts. The promotional grant will vest in equal annual installments over a three‑year period, with a vesting start date of January 15, 2024. Mr. Sawarynski will continue to be eligible for annual equity awards under the Company’s long‑term incentive plans. He will also be eligible for the Company's executive physical program and will continue to participate in the Company’s medical, dental, life, short‑ and long‑term disability insurance, and 401k plans, as well as the Company’s discretionary vacation time Policy.
Mr. Sawarynski has also entered into the Company’s Executive Severance Agreement and the Company’s Change in Control Severance Agreement. Under the Executive Severance Agreement, if Mr. Sawarynski is terminated, he will receive:
•100% of his base salary and target bonus amount,
•a prorated bonus for the then-current year,
•fourteen months of continued health coverage,
•his outstanding options and restricted stock units will vest pro rata based on the date of termination, and
•his performance stock units will vest on a pro rata basis based on the length of time from the date of the grant to the date of termination, subject to satisfaction of the performance-based vesting condition.
If, however, Mr. Sawarynski is terminated within twelve months following a change in control, under the Change of Control Severance Agreement, Mr. Sawarynski will instead receive:
•150% of his base salary and target bonus amount,
•a prorated bonus for the then-current year,
•fourteen months of continued health coverage, and
•all of his outstanding options and restricted stock units will accelerate and become vested and exercisable.
The Executive Severance Agreement and the Change in Control Severance Agreement entered into by Mr. Sawarynski are materially consistent with the Form of Executive Severance Agreement between the Company and certain Company officers and the Form of Change in Control Severance Agreement between the Company and certain Company officers filed, respectively, as Exhibits 10.2 and 10.1 to the Company’s Form 10‑Q for the quarterly period ended June 30, 2017.
As a current officer of the Company, Mr. Sawarynski is already a party to the standard form indemnification agreement that the Company enters into with all directors and officers, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 15, 2017.
The full text of the offer letter detailing the terms of Mr. Sawarynski’s employment arrangement is attached as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Phillip Sawarynski, accepted January 29, 2024
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: February 1, 2024	By:	/s/ JENNIFER A. ALLISON
Jennifer A. Allison Vice President, General Counsel and Secretary